Exhibit 99.1

Intermolecular Announces Third Quarter 2016 Financial Results

SAN JOSE, Calif., November 2, 2016 -- Intermolecular, Inc. (NASDAQ: IMI) today reported results for its third quarter of fiscal 2016 ended September 30, 2016.

Results Highlights:

•	Third quarter total revenue finished at $10.6 million, with program revenue growing 2% year-over-year
•

Significant cost reduction initiatives completed.  With lower cost structure, revenue required for positive EBITDA has been reduced from approximately $12.5 million to $11.0-$11.5 million, on a quarterly basis.

•	Total cash and investments remain strong at $31.9 million

Third Quarter Fiscal 2016 Results

Revenue for the third quarter of 2016 was $10.6 million, down by 8%, compared to $11.5 million in the same period a year ago.  Program revenue grew to $8.9 million, up 2%, from the $8.7 million recorded in the third quarter of 2015. Licensing and royalty revenue declined to $1.7 million in the quarter, compared to $2.8 million in the third quarter of the prior year.

GAAP net loss for the third quarter was $(6.8) million, or $(0.14) per share, compared to a net loss of $(5.8) million, or $(0.12) per share, for the third quarter of 2015.  Included in this figure were re-structuring charges of $1.1 million in the quarter, $.9M of asset write-downs and $.9M of patent impairments.

Non-GAAP net loss for the third quarter was $(5.9) million, or $(0.12) per share compared to a non-GAAP net loss of $(4.7) million, or $(0.10) per share in the third quarter of 2015. This figure includes the re-structuring and impairment charges listed above.

“My initial months at Intermolecular have been productive and positive. I have quickly been able to get my arms around our operations, and have begun to address the challenges to growth.  My initial focus has been on improving our sales organization, restructuring and expanding IMI’s new business opportunities.   The actions we took this quarter will lower our EBITDA break-even revenue point to the $11.5M range per quarter.  In addition, I have seen the market conditions stabilize with our key customers and have gotten customer commitments that should increase our pipeline significantly in 2017 and 2018. I believe that this improved pipeline will yield a larger and more predictable base of business.” said Chris Kramer, CEO of Intermolecular.”  “IMI has ample opportunities to grow in both the short and long term, with our proven technical capabilities and significant know-how.  I remain extremely confident in IMI’s solid foundation, unique platform, and value proposition. I am excited to have learned that our customers overwhelmingly value IMI’s services and knowledge and that our flexible service-based model for IMI Labs makes IMI a valuable extension or complement to our customers’ own R&D capabilities.”

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures”.

Conference Call Today

Intermolecular will host a conference call and simultaneous audio-only webcast at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Chris Kramer, CEO and president, Bruce McWilliams, executive chairman and Rick Neely, senior vice president and chief financial officer, for Intermolecular.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. The conference ID is  98783707. A live and archived webcast (audio only) of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; financial condition; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole;  and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled

"Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Program revenue	$8,844	$8,684	$30,857	$23,033
Licensing and royalty revenue	1,730	2,844	5,964	9,334
Total revenue	10,574	11,528	36,821	32,367
Cost of revenue	3,456	5,048	12,384	15,155
Gross profit	7,118	6,480	24,437	17,212
Operating expenses:
Research and development	8,451	7,422	22,279	21,082
Sales and marketing	1,792	1,639	5,866	4,535
General and administrative	2,667	3,171	7,936	9,767
Restructuring charges	1,120	—	1,120	—
Total operating expenses	14,030	12,232	37,201	35,384
Operating loss	(6,912)	(5,752)	(12,764)	(18,172)
Interest income (expense), net	51	(52)	123	(307)
Other income, net	89	(18)	204	(11)
Loss before provision for income taxes	(6,772)	(5,822)	(12,437)	(18,490)
Income tax provision	3	2	7	7
Net loss	$(6,775)	$(5,824)	$(12,444)	$(18,497)
Basic and diluted net loss per share	$(0.14)	$(0.12)	$(0.25)	$(0.38)
Shares used in basic and diluted net loss per share	49,466	48,621	49,367	48,055

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of September 30, 2016	As of December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$9,695	$11,676
Short-term marketable securities	19,698	23,656
Total cash, cash equivalents and short-term marketable securities	29,393	35,332
Accounts receivable, net	3,590	6,114
Prepaid expenses and other current assets	1,508	1,608
Total current assets	34,491	43,054
Long-term marketable securities	2,481	—
Materials inventory	3,342	4,413
Property and equipment, net	12,031	15,735
Intangible assets, net	4,217	5,969
Other assets	527	506
Total assets	$57,089	$69,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$327	$848
Accrued compensation and employee benefits	1,685	4,416
Deferred revenue	2,124	2,595
Accrued liabilities	2,345	2,385
Total current liabilities	6,481	10,244
Other long-term liabilities	3,297	3,334
Total liabilities	9,778	13,578
Stockholders’ equity:
Common stock	50	49
Additional paid-in capital	212,622	208,972
Accumulated other comprehensive income (loss)	(19)	(24)
Accumulated deficit	(165,342)	(152,898)
Total stockholders’ equity	47,311	56,099
Total liabilities and stockholders’ equity	$57,089	$69,677

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(12,444)	$(18,497)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion	7,708	7,468
Stock-based compensation	2,936	4,788
Gain on disposal of property and equipment	(19)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	118	(136)
Materials inventory	489	263
Accounts receivable	2,524	(2,543)
Accounts payable	(453)	745
Accrued and other liabilities	(2,088)	3,542
Deferred revenue	(471)	(2,441)
Net cash (used in) operating activities	(1,700)	(6,811)
Cash flows from investing activities:
Purchase of investments	(22,361)	(32,118)
Redemption of investments	23,526	44,114
Purchase of property and equipment	(2,130)	(933)
Proceeds from sale of equipment	22	—
Capitalized intangible assets	(45)	(577)
Net cash (used in) provided by investing activities	(988)	10,486
Cash flows from financing activities:
Payment of debt	—	(23,000)
Payment of capital leases	(7)	—
Proceeds from exercise of common stock options	714	861
Net cash (used in) provided by financing activities	707	(22,139)
Net (decrease) in cash and cash equivalents	(1,981)	(18,464)
Cash and cash equivalents at beginning of period	11,676	21,765
Cash and cash equivalents at end of period	$9,695	$3,301

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP cost of net revenue	$3,456	$5,048	$12,384	$15,155
Stock-based compensation expense (a)	(101)	(172)	(408)	(956)
Non-GAAP cost of net revenue	$3,355	$4,876	$11,976	$14,199
GAAP gross profit	$7,118	$6,480	$24,437	$17,212
Stock-based compensation expense (a)	101	172	408	956
Non-GAAP gross profit	$7,219	$6,652	$24,845	$18,168
As a percentage of net revenue:
GAAP gross margin	67.3%	56.2%	66.4%	53.2%
Non-GAAP gross margin	68.3%	57.7%	67.5%	56.1%
GAAP operating loss	$(6,912)	$(5,752)	$(12,764)	$(18,172)
Stock-based compensation expense (a):
- Cost of net revenue	101	172	408	956
- Research and development	223	320	759	1,338
- Sales and marketing	178	157	568	680
- General and administrative	384	496	1,201	1,814
Non-GAAP operating loss	$(6,026)	$(4,607)	$(9,828)	$(13,384)

GAAP net loss	$(6,775)	$(5,824)	$(12,444)	$(18,497)
Stock-based compensation expense (a)	886	1,145	2,936	4,788
Non-GAAP net loss	$(5,889)	$(4,679)	$(9,508)	$(13,709)

Shares used in computing GAAP basic and diluted earnings per share	49,466	48,621	49,367	48,055
GAAP earnings per share:
Basic and diluted net loss per share	$(0.14)	$(0.12)	$(0.25)	$(0.38)
Shares used in computing Non-GAAP basic and diluted earnings per share	49,466	48,621	49,367	48,055
Non-GAAP earnings per share:
Basic and diluted net loss per share	$(0.12)	$(0.10)	$(0.19)	$(0.29)
(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

CONTACT:

Rick Neely

Intermolecular, Inc.

Sr. Vice President and Chief Financial Officer

rick.neely@intermolecular.com

+1.408.582.5430